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                                                                    EXHIBIT 5.01
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                                 March 2, 2000

At Home Corporation
450 Broadway Road
Redwood City, CA 94063

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on or about March 2, 2000 in connection with the registration under the Securities Act of 1933, as amended, of:

     (1) an aggregate of 194,573 shares of your Series A Common Stock, $0.01 par value per share (the "Stock") which are issuable upon the exercise of options originally granted by Kendara, Inc., a Delaware corporation, that have been assumed by you and converted into options to purchase shares of Stock (the "Assumed Options") pursuant to the Agreement and Plan of Reorganization, dated as of February 2, 2000, by and among you, Grisham Acquisition Corporation, Kendara, Inc. and the representative of the stockholders of Kendara, Inc. (the "Plan of Reorganization"); and

     (2) an aggregate of 2,000,000 shares of your Stock which are issuable upon the exercise of stock options, stock bonuses or restricted stock awards to be granted by you under your 2000 Equity Incentive Plan; and

     (3) an aggregate of 541,545 shares of your Stock which are issuable upon the exercise of options granted in connection with the earnout provisions of the BMA Plan of Reorganization (as defined below) which options are in addition to those originally granted by Hartford House, Ltd., a Delaware corporation, that have been assumed by you and converted into options to purchase shares of Stock (the "Additional Earnout Options") pursuant to the Agreement and Plan of Reorganization, dated as of October 23, 1999, by and among you and Hartford House, Ltd. (the "BMA Plan of Reorganization").

In rendering this opinion, we have examined the following:

     (1) the Registration Statement, together with the Exhibits filed as a part thereof;

     (2)  the prospectuses prepared in connection with the Registration
          Statement;

     (3)  the Plan of Reorganization and the BMA Plan of Reorganization;
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     (4)  your Fifth Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on May 28, 1999 and your Second Amended and Restated Bylaws;

     (5) the minutes of meetings and actions by written consent of your stockholders and Board of Directors that are contained in your minute books that are in our possession;

     (6) a certificate from your transfer agent dated of even date herewith, verifying the number of your issued and outstanding shares of capital stock as of the date hereof, and a list of option and warrant holders respecting your capital stock and of any rights to purchase capital stock that was prepared by you dated of even date herewith verifying the number of such issued and outstanding securities; and

     (7) a Management Certificate addressed to us and dated of even date herewith executed by you containing certain factual and other representations.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any
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facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein with concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and the State of California and the existing Delaware General Corporation Law.

     Based upon the foregoing, it is our opinion that the 194,573 shares of Stock that may be issued and sold by you pursuant to the exercise of Assumed Options, the 2,000,000 that may be issued and sold by the Company upon the exercise of stock options, stock bonuses or restricted stock awards granted or to be granted under the 2000 Equity Incentive Plan, and the 541,545 shares of Stock that may be issued and sold by you pursuant to the exercise of Additional Earnout Options, when issued, sold and delivered in accordance with the applicable plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus

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constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of shares in subject to the Registration Statement and is not to be relied upon for any other purpose.

                              Very truly yours,

                              FENWICK & WEST LLP

                              By:  /s/ Jeffrey R. Vetter
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                                  Jeffrey R. Vetter, a Partner

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